Exhibit 10.34

SEPARATION, TERMINATION AND RELEASE AGREEMENT

This Separation, Termination and Release Agreement (this “Agreement”) is made by and among Paul Streitz and his heirs, executors, administrators, successors, assigns and other personal representatives (“Streitz”), Streitz Properties, LLC, a Minnesota limited liability company (“Streitz Properties”), Nexxus Lighting, Inc., a Delaware corporation (“Nexxus”) and Advanced Lighting Systems, LLC, a Delaware limited liability company (“ALS”) and the affiliates, subsidiaries, parents, predecessors, successors and assigns of Streitz Properties, ALS and Nexxus. Streitz, Streitz Properties, Nexxus and ALS are sometimes collectively referred to herein as the “Parties.”

RECITALS

A. Effective September 28, 2007, Advanced Lighting Systems, Inc., a Minnesota corporation (“Advanced Lighting”) was merged (the “Merger”) with and into ALS pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 3, 2007, by and among Nexxus, Advanced Lighting, ALS and Streitz (the “Merger Agreement”).

B. Streitz was the sole shareholder of Advanced Lighting and is the sole member of Streitz Properties.

C. ALS is a wholly owned subsidiary of Nexxus.

D. In connection with the transactions contemplated by the Merger Agreement, ALS and Streitz entered into an Employment and Non-Competition Agreement dated as of September 28, 2007 (the “Employment Agreement”). Upon the terms and subject to the conditions set forth herein, Streitz and ALS desire to terminate Streitz’ employment pursuant to the Employment Agreement effective February 28, 2009.

E. In connection with the transactions contemplated by the Merger Agreement, ALS and Streitz Properties entered into an Amended and Restated Lease Agreement dated October 2007 (the “Lease Agreement”). Upon the terms and subject to the conditions set forth herein, ALS and Streitz Properties desire to terminate the Lease Agreement effective February 28, 2009.

F. By way of this Agreement, the Parties desire to evidence the terms and conditions governing the termination of Streitz’ employment relationship with ALS and the termination of the Lease Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and commitments specified herein, the Parties agree as follows:

1. Recitals: The foregoing recitals are true and correct and are expressly incorporated herein as terms of this Agreement.

Separation, Termination and Release Agreement

2. Resignation. Subject to the terms and conditions of this Agreement, Streitz hereby confirms that he has resigned his employment with ALS effective as of February 28, 2009 (the “Termination Date”), and ALS hereby confirms that it has accepted his resignation.

3. Termination of Lease Agreement.

(a) The Lease Agreement and any guaranty thereof, and any written or oral modifications thereto, and any independent prior, contemporaneous, or subsequent written or oral agreements between Nexxus, ALS, Streitz and/or Streitz Properties and their affiliates, subsidiaries, parents, predecessors, successors and assigns relating thereto are hereby terminated. Each of the Parties hereby agrees that all things done and to be done under the Lease Agreement and any other independent, prior, contemporaneous, or subsequent written or oral agreements or understandings relating thereto shall be deemed to have been done, paid, performed and satisfied, as the case may be. Streitz and Streitz Properties, on the one hand, and ALS and Nexxus on the other, agree that they shall not have a claim against the other for any sums owed, or to be owed, or for any performance to have been rendered or to be rendered, or for any reason or cause whatsoever relating to, arising out of, or in connection with the Lease Agreement or any guaranty thereof. Streitz Properties understands that this release specifically extinguishes and releases any claims it may have or had under the Lease Agreement.

(b) Effective on the Termination Date, ALS shall transfer ownership to Streitz of (i) two personal computers, (ii) certain modular office furniture, (iii) the all-terrain vehicle listed as a fixed asset of ALS and (iv) any other fixed asset of ALS that Nexxus and Streitz agree to in writing.

(c) Without payment of any additional consideration by ALS or Nexxus except as set forth in this Agreement, each of Streitz and Streitz Properties hereby agrees to allow ALS and/or Nexxus to use and remain in possession of the Leased Premises (as such term is defined in the Lease Agreement), together with improvements thereon located at 519 Lincoln Road, Sauk Centre, Stearns County, Minnesota, further described in Exhibit A to the Lease Agreement. ALS and/or Nexxus shall be able to use and remain in possession of the Leased Premises until the earlier of (x) vacating the Leased Premises by written notice to Streitz Properties, or (y) thirty days after the receipt of written notice from Streitz Properties requesting surrender of the Leased Premises (the “Occupancy Period”). The Parties agree as follows with respect to the Leased Premises during the Occupancy Period:

(i) Except in the case of negligence or willful and intentional acts or omissions of Streitz Properties, its agents or employees, ALS agrees to save, hold harmless and defend Streitz Properties against any liability for damages to any person or property in or about the Leased Premises during the Occupancy Period;

(ii) ALS shall surrender the Leased Premises in good condition and repair, normal wear and tear excepted. On or before the last day of the Occupancy Period, ALS shall at its expense remove all of its equipment from the Leased Premises; and

(iii) Streitz Properties acknowledges that ALS has deposited $4,000 as security for ALS’ performance under the Lease Agreement (the “Damage Deposit”). If ALS shall default

Separation, Termination and Release Agreement

in the performance of any of obligations under this Section 3, Streitz Properties may apply the Damage Deposit towards the payment of any damage or liability caused by such default. To the extent that the Damage Deposit is not sufficient to pay in full any damage or liability caused by such default, ALS and Nexxus agree to pay any remaining amount in immediately available funds to an account designated by Streitz Properties. To the extent that the Damage Deposit is not used towards the payment of any damage or liability caused by such default, the Damage Deposit shall be returned to ALS promptly upon termination of the Occupancy Period.

4. Obligations of Nexxus and ALS.

(a) ALS shall continue to pay Streitz at his current salary level on ALS’ regular pay dates through the Termination Date for his continued employment with ALS through the Termination Date. All other employee benefits provided to Streitz by ALS on the date of this Agreement, will continue to be provided to Streitz through the Termination Date, except that ALS will continue to provide Streitz with health insurance through March 31, 2009. Notwithstanding anything contained in this Agreement to the contrary, subject to, and in accordance with, the terms and conditions of the Employment Agreement, ALS shall pay to Streitz any performance bonus compensation earned by Streitz for the year ended December 31, 2008.

(b) Provided that each of Streitz and Streitz Properties executes and delivers this Agreement and that Streitz does not revoke this Agreement pursuant to the terms set forth herein, as additional consideration for the covenants, agreements and releases from Streitz and Streitz Properties set forth in this Agreement, within thirty days after the Termination Date, Nexxus shall issue to Streitz an aggregate of 78,000 shares of unregistered common stock, $.001 par value per share of Nexxus (the “Nexxus Common Stock”). Each of Streitz and Nexxus acknowledges and agrees that Streitz has elected to acquire the Nexxus Common Stock in lieu of a cash payment from Nexxus equal to the market value of the Nexxus Common Stock (as determined in accordance with applicable Nasdaq rules).

(i) Each of Streitz and Streitz Properties acknowledges that the shares of Nexxus Common Stock to be issued to Streitz hereunder will be restricted securities which may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement of Nexxus filed under the Securities Act of 1933, as amended (the “Securities Act”), or in accordance with an opinion of counsel in form and substance reasonably satisfactory to Nexxus that an exemption from such registration is available.

(ii) The certificate representing the Nexxus Common Stock issued to Streitz hereunder shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES

Separation, Termination and Release Agreement

LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

The stock certificates evidencing the Nexxus Common Stock may also bear any legends required by applicable state blue sky Laws.

5. Investment Intent; Accredited Investor Status. On behalf of himself and Streitz Properties, Streitz hereby represents and warrants to Nexxus that he has had the opportunity to discuss the transactions contemplated hereby with Nexxus and has had the opportunity to obtain such information pertaining to Nexxus as has been requested, including but not limited to filings made by Nexxus with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended. On behalf of himself and Streitz Properties, Streitz hereby represents and warrants to Nexxus that he is the sole member of Streitz Properties and that he is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in Nexxus Common Stock. On behalf of himself and Streitz Properties, Streitz hereby represents and warrants to Nexxus that (i) he is acquiring the Nexxus Common Stock for his own account for purposes of investment and he has no present intention to distribute such Nexxus Common Stock, and (ii) he can bear the economic risk of losing his investment in Nexxus Common Stock and has adequate means for providing for his current financial needs and contingencies. Streitz hereby represents that he has the financial acumen and sophistication to make an informed investment decision with respect to the shares of Nexxus Common Stock to be issued hereunder, understands that such shares are restricted and not freely tradable, and has had the opportunity to inquire to Nexxus and ask all relevant questions regarding Nexxus, its operations and financial condition and has received answers to any and all of such questions. Streitz represents and warrants to Nexxus that he has reviewed Nexxus’ public filings with the Securities and Exchange Commission, including the risk factors set forth therein. Streitz further represents and warrants that he is a resident of the State of Minnesota, and that he understands that Nexxus has relied on the aforesaid representations in entering into this Agreement and issuing and agreeing to issue shares of Nexxus Common Stock to Streitz.

6. Earnout Payments under Merger Agreement. Notwithstanding anything contained in this Agreement to the contrary, subject to the terms and conditions of the Merger Agreement, Nexxus shall pay and deliver to Streitz any Earnout Payments due and payable to Streitz pursuant to the terms of the Merger Agreement.

7. General Release. In consideration for the Nexxus Common Stock and the other consideration set forth herein and subject to Section 18 of this Agreement, Streitz agrees, for himself and his heirs, representatives, successors and assigns, that he has been finally and permanently separated from employment with ALS, and that he waives, releases, acquits, and forever discharges ALS, Nexxus, their owners, members, shareholders, directors, officers, managers, supervisors employees and agents (collectively, the “Nexxus Indemnitees”), from any and all claims, known or unknown, that he has or may have against the Nexxus Indemnitees, including but not limited to any claims of breach of express or implied contract, wrongful, retaliatory or constructive discharge, fraud, misrepresentation, defamation, liability in tort, claims

Separation, Termination and Release Agreement

for expense reimbursement, claims of any kind that may be brought in any court or administrative agency, any claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Minnesota Human Rights Act, Minn. Stat. § 363A.01, et seq., Minnesota wage-hour and wage-payment laws, Minnesota’s Whistleblower Act, Minn. Stat. § 181.932, any claim under Minnesota Chapter 181, retaliation under Minn. Stat. § 176.82; or any other claim arising out of or relating to Streitz’ employment, and the termination of his employment with ALS; but excluding, any and all claims, known or unknown, that he has or may have against the Nexxus Indemnities in his role as a shareholder of Nexxus; provided, however, Paul Streitz will not bring a shareholder lawsuit against any Nexxus Indemnitee as an original plaintiff for any claims, known or unknown, or action arising on or before the date of this Agreement. Notwithstanding anything herein to the contrary, Streitz shall not be prevented from joining any claim brought by one or more Nexxus shareholders who are neither related to nor affiliated with Streitz. . Streitz understands that, except as otherwise set forth in this Agreement, this release specifically extinguishes and releases any claims he may have or had relating to the Employment Agreement, the Merger Agreement or the Lease Agreement. In consideration for the Nexxus Common Stock and the other consideration set forth herein, Streitz Properties, for itself and its members, affiliates, representatives, successors and assigns, hereby waives, releases, acquits, and forever discharges the Nexxus Indemnitees, from any and all claims, known or unknown, that it has or may have against the Nexxus Indemnitees arising as a result of Streitz’ employment with ALS, the Employment Agreement, the Lease Agreement or the Merger Agreement.

8. Special Release Notification under the Minnesota Human Rights Act.

IN THE EVENT HE SIGNS THIS AGREEMENT, STREITZ MAY REVOKE OR RESCIND THIS AGREEMENT WITHIN FIFTEEN (15) DAYS OF SIGNING AND IT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS FIFTEEN (15) DAY PERIOD HAS EXPIRED. TO EFFECTIVELY REVOKE OR RESCIND, THE REVOCATION OR RESCISSION MUST BE IN WRITING AND MUST BE DELIVERED BY HAND OR SENT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTMARKED WITHIN THE FIFTEEN (15) DAY PERIOD, AND PROPERLY ADDRESSED TO ALS WITHIN THE FIFTEEN (15) DAY PERIOD AT THE FOLLOWING ADDRESS:

Advanced Lighting Systems, LLC

c/o Nexxus Lighting, Inc., Human Resources, Attention:

Donna Daniels, Director of Human Resources, 124 Floyd

Smith Drive, Suite 300, Charlotte, North Carolina 28262.

9. Confidentiality. Streitz agrees that the terms of this Agreement are confidential and agrees not to disclose the terms of this Agreement to any person other than his attorney, income tax preparer or similar professional, or to his spouse and immediate family. To the extent that he discloses this information, Streitz agrees to instruct such professional, spouse or immediate family member that this information is to be kept confidential. Nexxus shall disclose this Agreement and its terms in accordance with applicable securities laws.

Separation, Termination and Release Agreement

10. Survival of Certain Terms of Employment Agreement; Restrictive Covenants. Streitz agrees and understands that the restrictive covenants in Sections 3, 4, 5, 6, 7 and 8 of the Employment Agreement, relating to non-competition, protection of confidential information, non-solicitation, rights to intellectual property, assignment of inventions, purchase of stock during employment, anti-disparagement and enforcement thereof are specifically reiterated and incorporated herein by reference and shall continue in full force and effect, except:

(a) the parties understand and agree that the period of the “Non-Competition in Related Business” provision in Section (3)(b) of the Employment Agreement shall be a term of one (1) year after the Termination Date;

(b) Streitz or his affiliates may engage in the fiber optic and/or LED lighting business; provided, however, during the one (1) year period after the Termination Date, neither Streitz nor his affiliates may sell any fixture type currently marketed or sold by ALS, Nexxus or any of their affiliates and listed on their websites;

(c) Streitz or his affiliates may engage as a non-exclusive distributor for Array Lighting Products, subject to execution of a mutually acceptable distribution agreement by and between Nexxus and Streitz; and

(d) the Nexxus Common Stock provides additional consideration for these covenants and provisions.

Each of Streitz, ALS and Nexxus agrees that following the Termination Date, neither Nexxus nor ALS shall have any further obligations to Streitz under the Employment Agreement and except as set forth herein, Streitz shall not be entitled to receive any further or additional compensation or any severance or other payment under any express or implied covenant, contract or agreement between Streitz and Nexxus and/or ALS, including without limitation, under the Employment Agreement or any other plan, agreement, practice or policy. Except as set forth in this Section 10, in the event of any conflict between the terms of this Agreement and the surviving terms of the Employment Agreement, the surviving terms of the Employment Agreement shall govern.

11. Assignment of Intellectual Property; Further Assurances. Streitz agrees to execute such instruments and documents as may be requested by Nexxus to carry out or effectuate the intent of this Agreement and the covenants contained in Sections 3, 4, 5, 6, 7 and 8 of the Employment Agreement. Streitz shall assist Nexxus, at Nexxus’ expense, in every reasonable way to obtain for Nexxus, ALS and their affiliates and enforce patents, copyrights, mask work rights, and other legal protections for the Intellectual Property (as such term is defined in the Employment Agreement) and all intellectual property of ALS, in any and all countries. Streitz agrees to execute any documents that Nexxus may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections.

12. No Admission. It is understood and agreed that none of the Parties hereto admits any liability for any payment provided herein and each of the Parties hereto has entered into this Agreement solely for the purpose of maintaining an amicable and cooperative relationship.

Separation, Termination and Release Agreement

13. Applicable Law; Jurisdiction; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, EXCLUDING ITS CHOICE OF LAW PROVISIONS. THE CONVENIENT AND EXCLUSIVE JURISDICTIONS AND VENUE FOR ANY LEGAL ACTION ARISING OUT OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS OF COMPETENT JURISDICTION LOCATED IN HENNEPIN COUNTY, OR THE FOURTH DISTRICT OF MINNESOTA AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, SIXTH DIVISION. EACH OF THE PARTIES HERETO AGREES THAT IT SHALL SUBMIT TO, IS AND SHALL BE BOUND BY THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING UNDER THIS AGREEMENT OR REGARDING THE EMPLOYMENT OF STREITZ BY ALS.

14. Counterparts; Facsimile. This Agreement may be executed in one or more counter-parts, each of which shall be deemed an original, but all of which taken together shall constitute one of the same instrument. A facsimile signature of this Agreement shall be deemed an original.

15. Integration, Waiver and Severability. This Agreement and Sections 3, 4, 5, 6, 7 and 8 of the Employment Agreement set forth the entire agreement between the Parties with respect to the matters covered herein and supersede all prior agreements, whether oral or written, with respect to such subject matter. No waiver or modification of this Agreement or of any part contained herein shall be valid unless in writing and duly executed by the Parties to this Agreement. The waiver by any Party of any breach of a provision of this Agreement shall not be construed as a waiver of any succeeding breach or a waiver of any breach of any other provision. No evidence of any waiver or modification shall be offered or received in evidence in any proceeding or litigation between the Parties arising out of or affecting this Agreement, or the rights or obligations of the Parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The failure of a Party at any time to require performance by the other Party of any provision hereunder shall in no way affect the right of that Party thereafter to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any Party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself. Whenever possible each provision, term and covenant of this Agreement will be interpreted in a manner to be effective and valid but if any provision, term or covenant of this Agreement is held to be prohibited or invalid by a court of competent jurisdiction, then such provision, term or covenant will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision, term or covenant or the remaining provisions, terms or covenants of this Agreement.

16. Miscellaneous.

(a) The parties understand and agree that all terms of this Agreement, including the Recitals, are contractual and are not a mere recital, and represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided.

Separation, Termination and Release Agreement

(b) Streitz understands, agrees, and represents that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in his best interest.

(c) The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; intend that it is final and binding and understand that, in the event of a breach, either party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction.

(d) This Agreement and Sections 3, 4, 5, 6, 7 and 8 of the Employment Agreement constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes and replaces any and all previous agreements between the Parties, whether written or oral, with respect to such subject matter.

(e) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Time is of the essence in the performance of all of the provisions of this Agreement.

(g) The Parties hereto each agree to execute and deliver such other instruments, documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

17. Arm’s Length Negotiations; Tax Aspects. Each party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel. EACH OF STREITZ AND STREITZ PROPERTIES EXPRESSLY REPRESENTS AND WARRANTS TO NEXXUS AND ALS THAT SUCH PERSON OR ENTITY FULLY UNDERSTANDS ALL OF THE TAX ASPECTS AND RAMIFICATIONS TO SUCH PERSON OR ENTITY ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREBY INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE RECEIPT BY STREITZ OF SHARES OF NEXXUS COMMON STOCK. EACH OF STREITZ AND STREITZ PROPERTIES FURTHER REPRESENTS AND WARRANTS TO NEXXUS AND ALS THAT SUCH PERSON OR ENTITY HAS REVIEWED THE TAX ISSUES ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREBY WITH SUCH PERSON’S OR ENTITY’S OWN TAX ADVISORS AND THAT SUCH PERSON OR ENTITY UNDERSTANDS AND AGREES THAT SUCH PERSON OR ENTITY WILL BE RESPONSIBLE FOR ALL TAXES ATTRIBUTABLE TO HIM OR IT, IF ANY, ASSOCIATED WITH THE RECEIPT OF NEXXUS COMMON STOCK AND OTHER BENEFITS PURSUANT TO THIS AGREEMENT.

Separation, Termination and Release Agreement

18. Indemnification. ALS hereby agrees to indemnify Streitz and hold him harmless to the fullest extent permitted by applicable law against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting solely from Streitz’ good faith performance of his duties as an officer of ALS after the closing of the Merger (as such term is defined in the Merger Agreement) except (i) to the extent that payment is actually made to Streitz under any insurance policy or is made on behalf of Streitz by, or on behalf of, ALS or Nexxus otherwise than pursuant to this Agreement; (ii) for liabilities in connection with proceedings settled without the consent of Nexxus, which consent shall not have been unreasonably withheld; (iii) for any claim made against Streitz for an accounting of profits made from the purchase and sale (or sale and purchase) by Streitz of securities of Nexxus pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended or (iv) for any proceeding initiated by Streitz against ALS or Nexxus or any of their directors, officers, employees or agents.

(Signatures appear on next page)

Separation, Termination and Release Agreement

IN WITNESS WHEREOF, and intending to be legally bound, the Parties agree to this Separation, Termination and Release Agreement on the dates shown below.

By:	/s/ Paul Streitz
Paul Streitz

Date:	3-3-09

SWORN TO and subscribed before me this the day of , 2009.

NOTARY PUBLIC My Commission expires: [SEAL]

STREITZ PROPERTIES, LLC

SWORN TO and subscribed before me this the day of , 2009.
	By:	/s/ Paul Streitz
	Date:	3-3-09
NOTARY PUBLIC My Commission expires: [SEAL]

Separation, Termination and Release Agreement

NEXXUS LIGHTING, INC.

By:	/s/ Michael Bauer
Date:	3-12-09

SWORN TO and subscribed before me this the day of , 2009.

NOTARY PUBLIC My Commission expires: [SEAL]

ADVANCED LIGHTING SYSTEMS, LLC

By:	/s/ Michael Bauer
Date:	3-12-09

SWORN TO and subscribed before me this the day of , 2009.

NOTARY PUBLIC My Commission expires: [SEAL]

Separation, Termination and Release Agreement